                      Securities and Exchange Commission
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported):   August 31, 1999

                    Peoples Bancorp of North Carolina, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          North Carolina                000-27205               56-0354890
          --------------                ---------               ----------
  (State or other jurisdiction    (Commission File No.)        (IRS Employer
       of incorporation)                                    Identification No.)


                                218 South Main Avenue
                            Newton, North Carolina 28658
                            -----------------------------
                      (Address of principal executive offices)



Registrant's telephone number, including area code:   (828) 464-5620
                                                      --------------


                                      N/A
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant

          On August 31, 1999, Peoples Bank consummated its reorganization into the holding company form of organization (the "Reorganization"), pursuant to the Agreement and Plan of Share Exchange between the Bank and Peoples Bancorp of North Carolina, Inc. ( the "Company"), dated April 7, 1999, and approved by the Bank's shareholders on May 13, 1999. As a part of the Reorganization, the Bank has become a wholly-owned subsidiary of the Company and each outstanding share of common stock of the Bank has been exchanged for one share of common stock, no par value, of the Company. At the effective time of the Reorganization, the Company became the sole shareholder of the Bank and the former shareholders of the Bank became the shareholders of the Company.

          At the effective time of the Reorganization the Bank had 2,926,318 of common stock issued and outstanding. The shares of common stock of the Company are traded on the Nasdaq National Market under the Bank's former symbol "PEBK."

          A copy of the Bank's press release of August 31, 1999, reporting the consummation of the Reorganization, is attached hereto as Exhibit (99) and is incorporated by reference herein.

Item 7.   Financial Statements and Exhibits

          (c)   Exhibits

          (99) Press Release of Peoples Bancorp of North Carolina, Inc. dated August 31, 1999.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PEOPLES BANK

                                     /s/ Tony W. Wolfe
Date: August 31, 1999            By: ____________________________________
                                         Tony W. Wolfe, President and
                                         Chief Executive Officer

                                 EXHIBIT INDEX
                                 -------------


          Exhibit No.                 Description
          -----------                 -----------

            (99)            Press Release of Peoples Bank, dated
                                      August 31, 1999